Exhibit 99.2

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of September 20, 2024, is made by and between Hennessy Advisors, Inc. (the “Company”) and Teresa M. Nilsen (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee previously entered into an Employment Agreement, dated as of January 26, 2018, as amended on February 8, 2024 (the “Agreement”); and

WHEREAS, the parties now desire to amend the Agreement as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Effective as of October 1, 2024, the first sentence of Section 3(a) of the Agreement is hereby replaced in its entirety with the following: “The Company shall pay the Employee an annual base salary which, as of October 1, 2024, is in the amount of $375,000 per year.”

2.    Effective as of October 1, 2024, the first sentence of Section 3(b)(i) and the second sentence of Section 3(b)(ii) of the Agreement are each hereby amended by replacing “three and one-half percent” with “five percent.”

3.    Except as herein modified or amended, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4.    This Amendment may be executed by facsimile or electronic signature, and a facsimile or electronic signature shall constitute an original for all purposes.

* * * * *

IN WITNESS WHEREOF, each party has caused this Amendment to be duly executed as of the date first written above.

COMPANY: HENNESSY ADVISORS, INC.

By:	/s/ Daniel B. Steadman
Daniel B. Steadman
Executive Vice President

EMPLOYEE:

By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen

Signature Page to Second Amendment to Employment Agreement